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                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Mace Security International, Inc. on Form S-8 (Registration No. 333-31757 filed on June 9, 1997) of our report dated September 18, 1999, with respect to the financial statements of Innovative Control Systems, Inc. included in Mace Security International, Inc.'s Current Report on Form 8-K dated December 21, 1999 filed with the Securities and Exchange Commission.


                              /s/ DANIEL P. IRWIN AND ASSOCIATES P.C.


Strafford-Wayne, Pennsylvania
December 20, 1999